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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 27, 2004
                                                  --------------

                           RENAISSANCERE HOLDINGS LTD.
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             (Exact name of registrant as specified in its charter)


          Bermuda                       34-0-26512               98-014-1974
       -------------               --------------------        --------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


                  Renaissance House
             8-12 East Broadway, Pembroke
                       Bermuda                                     HM 19
    -----------------------------------------------          -----------------
       (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:    (441) 295-4513
                                                    --------------------


                                 Not Applicable
        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)







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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

     The following exhibits are filed as part of this report:

        Exhibit #     Description
        ---------     -----------
          99.1*       Copy of the Company's press release, issued July 27, 2004.


* Exhibit 99.1 is being furnished to the Securities and Exchange Commission (the "SEC") pursuant to Item 12 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant's other SEC filings.


ITEM 12. RESULTS OF OPERATION AND FINANCIAL CONDITION.

     On July 27, 2004, RenaissanceRe Holdings Ltd. (the "Company") issued a press release (the "Press Release") announcing the Company's preliminary results for the quarter ended June 30, 2004. A copy of the Press Release is attached hereto as Exhibit 99.1 to this Form 8-K. This Form 8-K and Exhibit 99.1 hereto are each being furnished pursuant to Item 12 of Form 8-K and are therefore not to be considered "filed" with the SEC.

Non-GAAP Financial Measures
---------------------------

     In addition to the GAAP financial measures set forth in the Press Release, the Company has included certain non-GAAP financial measures in the Press Release within the meaning of Regulation G. The Company has consistently provided these financial measurements in previous earnings releases and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies in the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry, or by other insurers. Investors are cautioned not to place undue reliance on these non-GAAP measure in assessing the Company's overall financial performance.

     The Company has included in the Press Release "net operating income available to common shareholders" of $143.1 million in the second quarter of 2004 (as compared with $130.5 million in the second quarter of 2003) and of $281.0 million for the six-month period ended June 30, 2004 (as compared with $260.7 million for the six-month period ended June 30, 2003). The Company

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has also included in the Press Release "operating income per common share" of
$2.00 during in the second quarter of 2004 (as compared with $1.84 per common share in the second quarter of 2003, and of $3.92 for the six-month period ended June 30, 2004 (as compared with $3.68 for the six-month period ended June 30, 2003). Each of these measures is a non-GAAP financial measure.

     The Company uses "operating income" as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. "Operating income," as used in the Press Release and herein, differs from "net income," which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments. In the Press Release, the Company provides that "net income available to common shareholders" was $116.2 million in the second quarter of 2004 (as compared with $180.2 million in the second quarter of 2003) and was $286.6 million for the six-month period ended June 30, 2004 (as compared with $331.5 million for the six-month period ended June 30, 2003). In the Press Release, the Company also provides that "net income per common share" was $1.62 in the second quarter of 2004 (as compared with $2.54 per common share for the second quarter of 2003) and was $4.00 for the six-month period ended June 30, 2004 (as compared with $4.68 for the six-month period ended June 30, 2003). In addition to the reasons for this presentation set forth above, the Company's management also believes that presentation of "operating income" is useful to investors because it presents the Company's results of operations without the variability arising from fluctuations in the Company's investment portfolio, which is not considered by the Company's management to be a relevant indicator of business operations.

     The Company has also included in the Press Release "managed catastrophe premium" of $175.5 million in the second quarter of 2004 (as compared with $103.8 million in the second quarter of 2003) and of $616.9 million for the six-month period ended June 30, 2004 (as compared with $568.5 million for the six-month period ended June 30, 2003), which is a non-GAAP financial measure. The principal difference between "managed catastrophe premium" and "total catastrophe premium," which the Company believes is the most directly comparable GAAP measure, is the inclusion in "managed catastrophe premium" of catastrophe premium written by Top Layer Reinsurance Ltd., a joint venture which is accounted for under the equity method of accounting. In the Press Release, the Company provides that "total catastrophe premium" was $150.3 million in the second quarter of 2004 (as compared with $80.6 million during the second quarter of 2003) and was $552.6 million for the six-month period ended June 30, 2004 (as compared with $496.1 million for the six-month period ended June 30, 2003).

     The Company has also included in the Press Release "summary of income from joint venture relationships" of $37.9 million in the second quarter of 2004 (as compared with $31.6 million in the second quarter of 2003) and of $71.7 million for the six-month period ended June 30, 2004 (as compared with $67.7 million for the six-month period ended June 30, 2003), which is a non-GAAP financial measure. The principal differences between "summary of income from joint venture relationships" and "other income and equity in earnings of unconsolidated ventures," which the Company believes is the most directly comparable

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GAAP measure, are that the results of DaVinci Reinsurance Ltd., a joint venture the financial results of which are consolidated in the Company's financial statements, are reflected in "summary of income from joint venture relationships" as if reported under the equity accounting method, and that this presentation also includes fees earned on certain quota share cessions of catastrophe business by the Company which are reflected on its income statement as a reduction of acquisition and operational expenses. In the Press Release, the Company provides that "other income and equity in earnings of unconsolidated ventures" was $4.2 million in the second quarter of 2004 (as compared with $7.2 million during the second quarter of 2003) and was $11.9 million for the six-month period ended June 30, 2004 (as compared with $12.7 million for the six-month period ended June 30, 2003).

     The Company has also included in the Press Release "operating return on average common equity (annualized)" of 25.2% for the second quarter of 2004 (as compared with 30.2% for the second quarter of 2003) and of 25.4% for the six-month period ended June 30, 2004 (as compared with 31.6% for the six-month period ended June 30, 2003), which is a non-GAAP financial measure. The principal difference between "operating return on average common equity (annualized)" and "return on average common equity (annualized)," which the Company believes is the most directly comparable GAAP measure, is that "operating return on average common equity (annualized)" excludes net realized gains and losses on investments. In the Press Release, the Company provides that "return on average common equity (annualized)" was 20.5% in the second quarter of 2004 (as compared with 41.7% for the second quarter of 2003) and was 25.9% for the six-month period ended June 30, 2004 (as compared with 40.2% for the six-month period ended June 30, 2003).

     The Press Release also sets forth a revised estimate of "operating earnings per common share" for 2004 in the range of $6.95 and $7.25 versus a previous forecast of $6.10 to $6.50, assuming normal loss levels for the balance of 2004. The forecast of "operating earnings per common share" for 2004 is a non-GAAP financial measure and excludes realized gains on investments of $5.6 million for the first six months of 2004 and all potential realized gains and losses on investments for the final six months of 2004. The Company is unable to forecast "net income per common share for 2004", which the Company believes is the most directly comparable GAAP measure, as predictions as to the amount of realized gains and losses on investments for the final six months of 2004 are dependent on the performance of the financial markets.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              RENAISSANCERE HOLDINGS LTD.

Date: July 27, 2004                           By:  /s/ John M. Lummis
      -------------                              -----------------------------
                                                 Name:  John M. Lummis
                                                 Title: Executive Vice President
                                                        and Chief Financial
                                                        Officer






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                                INDEX TO EXHIBITS


Exhibit No.           Description
-----------           -----------

  99.1*               Copy of the Company's press release, issued July 27, 2004.



* Exhibit 99.1 is being furnished to the SEC pursuant to Item 12 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant's other SEC filings.